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                  NOTICE OF GUARANTEED DELIVERY
                            FOR

          CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
                   OFFER TO PURCHASE FOR CASH
               ANY AND ALL OUTSTANDING SHARES OF
          THE FOLLOWING SERIES OF ITS PREFERRED STOCK
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           $5 Cumulative Preferred Stock (no par value)

           Cumulative Preferred Stock ($100 par value):
                -   5 3/4%  Series A
                -   5 1/4%  Series B
                -   4.65 %  Series C
                -   4.65 %  Series D
                -   7.20 %  Series I
                -   6 1/8%  Series J

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      This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for shares of a series of preferred stock of Consolidated Edison Company of New York, Inc. listed above (each a "Series of Preferred") to be tendered pursuant to the Offer
(the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase referred to below). Such form may be delivered by hand or transmitted by mail, or by facsimile transmission, to the Depositary. See "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase.

     A SEPARATE NOTICE OF GUARANTEED DELIVERY MUST BE USED FOR
EACH SERIES OF PREFERRED.

     THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST
COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE
LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE
DEPOSITARY WITHIN THE TIME SHOWN HEREIN. Failure to do so could result in a financial loss to such Eligible Institution.

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    To: THE CHASE MANHATTAN BANK, N.A., Depositary

           By Mail:                By Overnight Delivery:

           Box 3032                 c/o Chase Securities
    4 Chase MetroTech Ctr.            Processing Corp
      Brooklyn, NY 11245           Ft. Lee Executive Park
                                  1 Executive Dr. - 6th floor
                                      Ft. Lee, NJ 07024


          By Hand:               By Facsimile Transmission:

 (9:00 a.m. - 5:00 p.m.                (201) 592-4372
   New York City Time)
 1 Chase Manhattan Plaza    Information and Confirm by Telephone:
       Floor 1-B
 Nassau and Liberty Streets            (201) 592-4370
    New York, NY 10081

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE
NUMBER OTHER THAN ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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     The undersigned hereby tenders to Consolidated Edison
Company of New York, Inc., a New York corporation ("Con Edison"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 29, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares listed below, pursuant to the guaranteed delivery procedure set forth in "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase.


Series of Preferred (check one):

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/ /    $5 Cumulative Preferred Stock (no par value)

        Cumulative Preferred Stock ($100 par value):
/ /            -   5 3/4%  Series A
/ /            -   5 1/4%  Series B
/ /            -   4.65 %  Series C
/ /            -   4.65 %  Series D
/ /            -   7.20 %  Series I
/ /            -   6 1/8%  Series J

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Number of Shares:

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Certificate Nos. (if available):

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If shares will be tendered by book-entry transfer,
Name of Tendering Institution:

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Account No.          at (check one)

/ / The Depository Trust Company
/ / Midwest Securities Trust Company
/ / Philadelphia Depository Trust Company

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           Signature(s)


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    Name(s) of Record Holders(s)
          (Please Print)

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             Address
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   Area Code and Telephone Number
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       GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company, in each case together with (a) properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange trading days after the date hereof.


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        Name of Firm                     Authorized Signature

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          Address                               Name

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    City, State, Zip Code                       Title

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         Area Code and
       Telephone Number

Dated:__________________, 1996

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK
CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.